Exhibit 24.02

POWER OF ATTORNEY

Each of the undersigned directors of South Carolina Electric & Gas Company (the "Company") hereby appoints W. B. Timmerman, J. A. Addison and F. P. Mood, Jr., or any of them, his or her true and lawful attorneys, with the power to act with or without the others, and with full power of substitution and re-substitution, to execute in his or her name, place and stead in his or her capacity as director of the Company and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement on Form S-3 and any and all amendments thereto with respect to the issuance and sale of up to $750,000,000 of the Company's first mortgage bonds and up to 4.8 million shares of the Company’s preferred stock.

Dated:  August 2, 2007
  Columbia, South Carolina

/s/B. L. Amick	/s/L. M. Miller
B. L. Amick	L. M. Miller
Director	Director

/s/J. A. Bennett	/s/M. K. Sloan
J. A. Bennett	M. K. Sloan
Director	Director

/s/S. A. Decker	/s/H. C. Stowe
S. A. Decker	H. C. Stowe
Director	Director

/s/D. M. Hagood	/s/W. B. Timmerman
D. M. Hagood	W. B. Timmerman
Director	Director

/s/W. H. Hipp	/s/G. S. York
W. H. Hipp	G. S. York
Director	Director